Exhibit 10.4
GUARANTY OF PAYMENT
     THIS GUARANTY AGREEMENT (this “Agreement”) is entered into as of July 17, 2009, by ASSURANCEAMERICA MANAGING GENERAL AGENCY LLC, a Delaware limited liability company (the “Guarantor”) with an address as set forth on the signature page to this Agreement, in favor of WACHOVIA BANK, NATIONAL ASSOCIATION (“Lender”) with an address at 171 17th Street NW, 5th Floor, MC: GA4507 Atlanta, Georgia 30363.
     Guarantor has requested that Lender extend a $1,500,000.00 line of credit to Assurance America Corporation (“Borrower”) (the “Loan Facility”) under the terms of that certain Loan Agreement dated as of even date herewith (as amended or otherwise modified from time to time, the “Loan Agreement”), and Lender has agreed to provide such Loan Facility to Borrower on the condition that Guarantor execute and deliver this Agreement to Lender to secure the payment of the Loan Facility.
     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     SECTION 1. Definitions. Capitalized terms not defined herein have the respective meanings provided for in the Loan Agreement.
     SECTION 2. Representations and Warranties. Guarantor represents and warrants (which representations and warranties shall be deemed to have been renewed by Guarantor upon each delivery of a compliance certificate under the Loan Agreement) that: (a) this Agreement has been duly and validly executed and delivered by Guarantor and constitutes Guarantor’s legal, valid and binding obligation, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles; (b) neither the execution and delivery by Guarantor of this Agreement nor compliance with the terms and provisions hereof by Guarantor will conflict with or result in a breach of, or require any consent under, any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any material agreement or instrument to which Guarantor is a party or by which Guarantor is bound or to which Guarantor is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any lien upon any of Guarantor’s revenues or assets pursuant to the terms of any such agreement or instrument; and (c) after giving effect to the execution and delivery of the Loan Documents to which Guarantor is a party and the incurring of its obligations hereunder, Guarantor, Borrower and each of Borrower’s Subsidiaries, collectively, will not be (i) “insolvent,” within the meaning of such term as defined in § 101 of Title 11 of the United States Code or § 2 of either the Uniform Fraudulent Transfer Act or the Uniform Fraudulent Conveyance Act, as each is amended from time to time, or (ii) unable to pay Guarantor’s debts generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated.
     SECTION 3. The Guaranty. Guarantor hereby, jointly and severally with each other guarantor of the Guaranteed Obligations (defined below), unconditionally and irrevocably, guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of all loans under the Loan Facility, interest thereon and all other Obligations (defined in the Loan Agreement) (collectively the “Guaranteed Obligations”). Upon failure by Borrower to pay punctually any such Guaranteed Obligations, Guarantor agrees Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the Loan Agreement, the Note or the relevant Loan Document, as the case may be. This guaranty is a guaranty of payment and performance and not of collectibility and in no way conditional or contingent. Without limiting the generality of the foregoing, this Agreement is in no way conditioned upon any requirement that Lender first attempt to obtain or collect payment, or seek observance or performance, of any of the Guaranteed Obligations from any person or entity which is or may become directly or indirectly liable or responsible for any of the Guaranteed Obligations, or resort to any other collateral or security or other means of obtaining or collecting payment or seeking observance or performance of any of the Guaranteed Obligations, or upon any other contingency whatsoever. Each and every default in the payment, observance or performance of any of the Guaranteed Obligations shall give rise to a separate cause of action under this Agreement and separate suits, actions or proceedings may be brought hereunder as and when any such cause of action arises.

     SECTION 4. Guaranty Unconditional. The obligations of Guarantor hereunder shall be unconditional, irrevocable, continuing and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by: (i) any extension, renewal, settlement, compromise, surrender, indulgence, forbearance, acceleration, waiver or release in respect of any obligation of Borrower or any Guarantor (defined under the Loan Agreement; Borrower and all Guarantors being referred to herein as a “Loan Party”) with respect to the Guaranteed Obligations, the Loan Agreement, the Note, or any other Loan Document, by operation of law or otherwise; (ii) any change in the terms of the Guaranteed Obligations, the Loan Agreement, the Note or any other Loan Document or any amendment or other modification to the Loan Agreement, the Note, or any other Loan Document; (iii) any invalidity, nonattachment, nonperfection, failure to obtain priority, release, surrender, accept, exchange, substitution, subordination, enforcement or sale of any part of the Collateral or any other direct or indirect security for any Guaranteed Obligations or any other obligation of any of the Loan Parties under the Loan Agreement, the Note, any Loan Document, or the manner of the application of the proceeds of any Collateral or any other direct or indirect security for any Guaranteed Obligations; (iv) any change in the legal or organizational structure or ownership of any of the Loan Parties, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any of the Loan Parties, or its assets or any resulting release or discharge of any obligation of any of the Loan Parties; (v) the existence of any setoff, claim, defense, recoupment or other rights which Guarantor may have at any time against any of the Loan Parties, the Lender, or any other person or entity, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim; (vi) any discharge, invalidity or unenforceability relating to or against any of the Loan Parties, for any reason related to the Loan Agreement, the Note, any other Loan Document, or any other guaranty, or any provision of applicable law or regulation purporting to prohibit the payment by any of the Loan Parties, of the principal of or interest on the Loans or other Guaranteed Obligations under the Loan Agreement or any other Loan Document; (vii) receipt of any additional Collateral or any other direct or indirect security for any Guaranteed Obligations or any other obligation of any of the Loan Parties under the Loan Agreement, the Note, any Loan Document; or (viii) any and all defenses based on suretyship or any other applicable law, all of which are hereby expressly waived, including without limitation all rights and defenses arising out of the following, each of which is hereby waived: (a) an election of remedies by the Lender even though that election of remedies may have destroyed rights of subrogation and reimbursement against any Loan Party by operation of law or otherwise, (b) protections afforded to any Loan Party pursuant to antideficiency or similar laws limiting or discharging any Loan Party’s obligations to the Lender, (c) the failure to notify any Loan Party of the disposition of any property securing the obligations of any Loan Party, (d) the commercial reasonableness of such disposition or the impairment, however caused, of the value of such property, (e) any duty of the Lender (should such duty exist) to disclose to any Loan Party any matter, fact or thing related to the business operations or condition (financial or otherwise) of any Loan Party or its affiliates or property, whether now or hereafter known by the Lender, (f) any defense of any Loan Party to payment, (g) the benefit of any statute of limitations in favor of Borrower or any Loan Party, (h) any defense based on a claim that Guarantor’s obligations hereunder are more burdensome than, or exceed those of Borrower or any Loan Party, (i) any right to assert the doctrine of marshalling with respect to the Collateral, (j) any defense arising from Lender’s performance or lack of performance of any due diligence, monitoring or examination of the Borrower, any Collateral or any Loan Party or the exercise or non-exercise of any right, power, privilege or remedy under the Loan Agreement, the Note or any other Loan Document, (k) the provisions of Section 10-7-24 of O.C.G.A. or 11-3-601 O.C.G.A., or (1) any other act or omission to act or delay of any kind by any of the Loan Parties, the Lender or any other person or entity or any other circumstance whatsoever which might, but for the provisions of this Section 4, constitute a legal or equitable discharge of the obligations of Guarantor hereunder.
     SECTION 5. Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances. (a) Guarantor’s obligations hereunder shall remain in full force and effect until all Guaranteed Obligations (other than Cash Management Obligations that continue after the termination of the Loan Facility) shall have been paid in full and the commitments under the Loan Facility shall have terminated or expired. If at any time any payment of the principal of or interest on the Note or any other amount payable by Borrower under the Loan Agreement or any other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.
     (b) This Agreement is irrevocable and may only be terminated as provided herein. This Agreement shall terminate (i) upon the termination of Lender’s commitments to make any advances under the Loan Facility and the payment in full, in cash, of all Obligations (other than Cash Management Obligations that continue after the termination of the Loan Facility) and (ii) in the event that applicable law permits the Guarantor to terminate or revoke any of Guarantor’s obligations under this Agreement, notwithstanding the provisions hereof, Guarantor may terminate or revoke any such obligations but such termination or revocation shall only be effective (i) thirty (30) days after Bank receives written notice from Guarantor and (ii) only with respect to obligations arising after the end of such 30-day period.
     SECTION 6. Waiver of Notices. Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of intent to accelerate, notices of acceleration, notices of any suit or any other action against Borrower or any other Loan Party, any other notices to any Loan Party, notices of acceptance of this Agreement, notices of the existence, creation, or incurring of the Guaranteed Obligations or any new or additional Guaranteed Obligations or any other indebtedness of Borrower to Lender, notices of the execution and delivery of the Loan Agreement, the Note or any other Loan Document from time to time, and notices of any fact that might increase Guarantor’s risk.
     SECTION 7. Subordination. Guarantor hereby subordinates each and all of Guarantor’s interests, claims, rights and entitlements to payment of any sums now due or hereafter to become due to Guarantor from Borrower or any other Loan Party to the interests, claims, rights and entitlements of the Lender to payment of any sums now due or hereafter to become due to Lender from Borrower or other Loan Party to the extent of the Guaranteed Obligations, provided, however, that so long as no Event of Default is in existence at such time, Guarantor may receive payments of the foregoing amounts from time to time as the same may become due and payable. Guarantor hereby further assigns to the Lender each and all of Guarantor’s interests, claims, rights and entitlements to payment of any sums now due or hereafter to become due to Guarantor from the Borrower or any other Loan Party to the extent of the Guaranteed Obligations and any other amounts due or to become due under this Agreement, and agrees, at Guarantor’s sole cost and expense, to execute and/or deliver any other and further documents, instruments and agreements, as the Lender may deem necessary or appropriate to evidence such assignment, provided, however, that so long as no Event of Default is in existence at such time, Guarantor may receive payments of the foregoing amounts from time to time as the same may become due and payable.
     SECTION 8. Notices. All notices, requests and other communications to any party hereunder shall be given or made by telecopier or other writing and telecopied or mailed or delivered to the intended recipient at its address or telecopier number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for such purpose, and with respect to the Lender, by notice to the Lender in accordance with the provisions of Section 7.2 of the Loan Agreement. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier, or personally delivered or, in the case of a mailed notice, 72 hours after such communication is deposited in the mails with first class postage prepaid, in each case given or addressed as aforesaid.
     SECTION 9. No Waivers. No failure or delay by the Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement, the Loan Agreement, the Note, and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.
     SECTION 10. Successors and Assigns. This Agreement is for the benefit of the Lender and its respective successors and assigns and in the event of an assignment of any amounts payable under the Loan Agreement, the Note, or the other Loan Documents, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Agreement may not be assigned by Guarantor without the prior written consent of the Lender, and shall be binding upon Guarantor and its successors, estate, and permitted assigns.
     SECTION 11. Taxes With Respect to Payments. All payments of principal, interest and fees and all other amounts to be made by Guarantor pursuant to this Agreement with respect to any Guaranteed Obligations shall be paid without deduction for, and free from, any tax, imposts, levies, duties, deductions, or withholdings of any nature now or at anytime hereafter imposed by any governmental authority or by any taxing authority thereof or therein, but excluding in the case of Lender the following: taxes imposed on or measured by its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which Lender is organized or any political subdivision thereof and, in the case of Lender, taxes imposed on its income, and franchise taxes imposed on it by the

State of Georgia (all such non-excluded taxes, imposts, levies, duties, deductions or withholdings of any nature being “Taxes”). In the event that Guarantor is required by applicable law to make any such withholding or deduction of Taxes with respect to any payment hereunder, Guarantor shall pay such deduction or withholding to the applicable taxing authority, shall promptly furnish to Lender in respect of which such deduction or withholding is made all receipts and other documents evidencing such payment and shall pay to Lender additional amounts as may be necessary in order that the amount received by Lender after the required withholding or other payment shall equal the amount Lender would have received had no such withholding or other payment been made. If no withholding or deduction of Taxes are payable in respect to any Guaranteed Obligations relating thereto, Guarantor fails to provide such original or certified copy of a receipt evidencing payment of Taxes, Guarantor agrees to compensate Lender for, and indemnify Lender with respect to, the tax consequences of Guarantor’s failure to provide evidence of tax payments.
     SECTION 12. Expenses. Guarantor will upon demand pay to Lender the amount of any and all actual expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which Lender may incur in connection with (i) the exercise or enforcement of any of the rights of Lender hereunder, or (ii) the failure by Guarantor to perform or observe any of the provisions hereof. As used herein, the phrase “reasonable attorneys’ fees,” “attorneys’ fees” or words of similar import shall refer to the fees of Lender’s outside legal counsel computed on the basis of the regular billing rates of the attorneys and paralegals involved in such matter, and the number of hours actually worked by such attorneys and paralegals and shall be computed without regard to O.C.G.A. 13-1-11 or any other statutory presumption.
     SECTION 13. Subrogation, etc. Guarantor hereby agrees that Guarantor will not exercise any rights which Guarantor may acquire by way of subrogation, indemnification, reimbursement or other claims against Borrower or any Loan Party under this Agreement, by any payment made hereunder or otherwise, unless and until all of the Guaranteed Obligations (other than Cash Management Obligations that continue after the termination of the Loan Facility) shall have been paid in full. If any amount shall be paid to Guarantor on account of the foregoing at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Lender and shall forthwith be paid to the Lender to be credited and applied upon the Guaranteed Obligations (other than Cash Management Obligations that continue after the termination of the Loan Facility), whether matured or unmatured, in accordance with the terms of the Loan Agreement.
     SECTION 14. Miscellaneous. (a) Amendments and Waivers. No waiver, amendment or modification of any provision of this Agreement shall be valid unless in writing and signed by Guarantor and an officer of Lender.
     (b) Assignment. All rights of Lender hereunder are freely assignable, in whole or in part, and shall inure to the benefit of and be enforceable by Lender, its successors, assigns and affiliates. Guarantor shall not assign its rights and interest hereunder without the prior written consent of Lender, and any attempt by Guarantor to assign without Lender’s prior written consent is null and void. Any assignment shall not release Guarantor from the Guaranteed Obligations. This Agreement shall be binding upon Guarantor, and the heirs, personal representatives, successors, and assigns of Guarantor.
     (c) Final Agreement. This Agreement represents the final agreement between the parties with respect to the matters set forth herein and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties with respect hereto.
     (d) Severability. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
     (e) Captions. The captions contained herein are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof. The use of the plural shall also mean the singular, and vice versa.
     (f) Joint and Several Liability. If more than one party has signed this Agreement, such parties are jointly and severally obligated hereunder.

     (g) Binding Contract. Guarantor by execution and Lender by acceptance of this Agreement, agree that each party is bound by all terms and provisions of this Agreement.
     SECTION 15. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF GEORGIA (OTHER THAN THE CONFLICTS OF LAW PROVISIONS OF SUCH STATE THAT REQUIRE OR PERMIT APPLICATION OF THE LAWS OF ANY OTHER STATE OR JURISDICTION).
     SECTION 16. LIMITATION ON LIABILITY; WAIVER OF PUNITIVE DAMAGES. GUARANTOR, AND LENDER BY ACCEPTANCE HEREOF, AGREES THAT IN ANY JUDICIAL, MEDIATION OR ARBITRATION PROCEEDING OR ANY CLAIM OR CONTROVERSY BETWEEN OR AMONG THEM (A “DISPUTE”) THAT MAY ARISE OUT OF OR BE IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN OR AMONG THEM OR THE OBLIGATIONS EVIDENCED HEREBY OR RELATED HERETO, IN NO EVENT SHALL ANY PARTY HAVE A REMEDY OF, OR BE LIABLE TO THE OTHER FOR, (1) INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OR (2) PUNITIVE OR EXEMPLARY DAMAGES. EACH OF THE PARTIES HEREBY EXPRESSLY WAIVES ANY RIGHT OR CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES THEY MAY HAVE OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY DISPUTE, WHETHER THE DISPUTE IS RESOLVED BY ARBITRATION, MEDIATION, JUDICIALLY OR OTHERWISE.
     SECTION 17. BINDING ARBITRATION; PRESERVATION OF REMEDIES.
     (a) Binding Arbitration. Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any claim or controversy between parties hereto arising out of or relating to this Agreement or any other Loan Documents shall be resolved by binding arbitration conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the “Arbitration Rules”) of the American Arbitration Association (the “AAA”) and the Federal Arbitration Act. Disputes may include, without limitation, tort claims, counterclaims, a dispute as to whether a matter is subject to arbitration, claims brought as class actions, or claims arising from documents executed in the future. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to Swap Agreements.
     (b) Special Rules. All arbitration hearings shall be conducted in Atlanta, Georgia. A hearing shall begin within 90 days of demand for arbitration and all hearings shall conclude within 120 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then for no more than a total of 60 days. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000.00. Arbitrators shall be licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The parties do not waive applicable Federal or state substantive law except as provided herein.
     (c) Preservation and Limitation of Remedies. Notwithstanding the preceding binding arbitration provisions, the parties agree to preserve, without diminution, certain remedies that any party may exercise before or after an arbitration proceeding is brought. The parties shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale or under applicable law by judicial foreclosure including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Any claim or controversy with regard to any party’s entitlement to such remedies is a Dispute.
     (d) Waiver of Jury Trial. THE PARTIES ACKNOWLEDGE THAT BY AGREEING TO BINDING ARBITRATION THEY HAVE IRREVOCABLY WAIVED ANY RIGHT THEY MAY HAVE TO JURY TRIAL WITH REGARD TO A DISPUTE.

[SIGNATURE ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, Guarantor has caused this Agreement to be duly executed, under seal, as of the date first above written.

ASSURANCEAMERICA MANAGING GENERAL AGENCY LLC, a Delaware limited liability company
By:	/s/ Mark H. Hain
	Name:	MARK H. HAIN
	Title:	EVP

Notice Address for Guarantor:

Signature Page to Guaranty